Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of                         , 2012, between THE CHEESECAKE FACTORY INCORPORATED (the “Company”) and DAVID M. OVERTON (the “Employee”).

WHEREAS, the Company and the Employee previously entered into an Employment Agreement dated June 30, 2009 (“Employment Agreement”); and

WHEREAS, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (“Board”) of the Company has approved and authorized the entry into this First Amendment to Employment Agreement with the Employee; and

WHEREAS, the parties desire to enter into this Amendment to extend the term of the Employment Agreement until December 31, 2013; and

WHEREAS, except as set forth herein, all of the terms and conditions for the employment relationship of the Employee with the Company shall remain as set forth in the Employment Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained and intending to be legally bound hereby, the Company and the Employee hereby agree as follows:

1.                                      Section 2 is hereby amended to read as follows:

2.  “Term.  The “Term of this Agreement” or “Term” shall continue until December 31, 2013.  Any further extension of the Term of this Agreement or Term shall be by the mutual agreement of the Company and the Employee.”

2.                                      The Employment Agreement except as herein amended, shall otherwise remain in full force and effect.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment on the date indicated next to their signatures below.

COMPANY:

THE CHEESECAKE FACTORY INCORPORATED,
a Delaware corporation

By:
Dated	DEBBY ZURZOLO,
Executive Vice President, Secretary and
General Counsel

EMPLOYEE:

Dated	DAVID OVERTON